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                                                              EXHIBIT (D)(15)(I)

                               FORM OF SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                        HANSBERGER GLOBAL INVESTORS, INC.



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
                                               ANNUAL SUB-ADVISER FEE
SERIES                             (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)

ING International Capital            0.45% of the first $500 million of assets;
Appreciation Fund                  0.40% of the next $500 million of assets; and
                                     0.35% of assets in excess of $1 billion
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